UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 6, 2013
___________________
Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
___________________

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
___________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 6, 2013, Carrols Restaurant Group, Inc. (the "Company") and Carrols LLC ("Carrols LLC"), an indirect wholly-owned subsidiary of the Company, entered into a First Amendment to Employment Agreement (the "Amendment") with Daniel T. Accordino, the Company's Chief Executive Officer and President. The Amendment amended the Employment Agreement (the "Employment Agreement"), dated as of December 22, 2011 among the Company, Carrols LLC and Mr. Accordino to provide, among other things, that in the event that the Company or Carrols LLC elect not to renew the term of the Employment Agreement as provided in Section 5 of the Employment Agreement for any reason other than for Cause (as defined in the Employment Agreement), the Company or Carrols LLC shall (1) pay to Mr. Accordino a lump sum cash payment equal to Mr. Accordino's annual base salary and vacation pay in effect on the last day of the term of the Employment Agreement; (2) pay to Mr. Accordino any amounts he is entitled to under the Company's Deferred Compensation Plan; (3) pay to Mr. Accordino the annual bonus for the year in which the term of the Employment Agreement ended that is payable under the terms of the Company's Executive Bonus Plan; and (4) continue certain health benefits and insurance policies as required by the Employment Agreement.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

10.1	First Amendment to Employment Agreement, dated as of September 6, 2013, among Carrols Restaurant Group, Inc., Carrols LLC and Daniel T. Accordino

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date:	September 11, 2013

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary